UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 16, 2022

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(606) 637-3740

 (Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2022 American Resources Corporation (the “Company”) and its wholly-owned subsidiary, American Carbon LLC entered into an equipment loan (the “Equipment Loan”) with Maxus Capital Group (“Maxus”), as lender, in the principal amount of $15,000,000.

The Equipment Loan is evidenced by the Master Agreement for Lease (“Master Agreement”) effective August 16, 2022. The Equipment Loan bears a monthly rental factor of 0.0318 based on the full lease facility advance of $15,000,000, and based on current H.15, 3-year interest rates, as reported in the Federal Reserve Statistical Release Selected Interest Rates. The Equipment Loan carries a 36-month term and is secured by certain equipment of the Company. Upon funding, the Equipment Loan is anticipated to bear an effective, initial interest rate of approximately 14.48% over the term of the loan.

The foregoing description of the Equipment Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On August 22, 2022, American Resources Corporation (or the “Company”) issued a press release announcing that it secured a non-dilutive, $15,000,000 equipment loan that can be draw against at the Company’s discretion for growth initiatives.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
10.1	Master Agreement between American Resources Corporation and Maxus Capital Group
99.1	Press Release Dated August 22, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: August 22, 2022	By	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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